                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-1 of our report dated January 15, 1999, except for Note 14, as to which the date is April 22, 1999, on our audits of the consolidated financial statements and financial statement schedules of InsWeb Corporation as of December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998. We also consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data."

/s/ PricewaterhouseCoopers LLP

San Francisco, California
May 7, 1999